Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Fundamental Large Cap Growth (Active Stock
Sleeve)(AS_FLCG)
BlackRock Health Sciences Trust (BME)
BlackRock Capital Appreciation Fund, Inc (BR_CAP2)
      BlackRock Health Sciences Opportunities Portfolio
(BR_HS)
       BlackRock Capital Appreciation Portfolio (Ins -
Series) (BVA_FG)
       BlackRock Capital Appreciation V.I. Fund (Ins - Var
Ser) (BVA_FGVI)
AZL BlackRock Capital Appreciation Fund(E_AZLCAP)
Metropolitan Series Fund- BlackRock Capital Appreciation
Portfolio(E_METLCG)
Master Focus Growth LLC(MF_FTW)
JNL/BlackRock Large Cap Select Growth Fund(SMF_JN-CAP)
Pacific Life - Large-Cap Growth Fund(SMF_PL-R1G)
Pacific Select Fund- Health Sciences Portfolio(SMF_PS-
HS)
Pacific Select Fund-  Large-Cap Growth Portfolio(SMF_PS-
R1G)
Laudus U.S. Large Cap Growth Fund(SMF_SCH_CG)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
02-25-2015

Security Type:
EQUITY/EQUITY

Issuer
ACTAVIS PLC

Selling Underwriter
J.P. MORGAN SECURITIES LLC

Affiliated Underwriter(s)
[X] PNC CAPITAL MARKETS LLC
[ ] Other:

List of Underwriter(s)

J.P. Morgan Securities LLC, Mizuho
Securities USA Inc., Wells Fargo
Securities, LLC, Morgan Stanley & Co. LLC,
Barclays Capital Inc., Citigroup Global
Markets Inc., BNP Paribas Securities
Corp., HSBC Securities (USA) Inc.,
Mitsubishi UFJ Securities (USA),Inc., RBS
Securities Inc., SMBC Nikko Securities
America,Inc., TD Securities (USA) LLC,DNB
Markets, Inc., Raymond James & Associates,
Inc., Scotia Capital (USA) Inc., BBVA
Securities Inc., Credit Agricole
Securities (USA) Inc., Fifth Third
Securities,Inc., PNC Capital Markets LLC,
Santander Investment Securities Inc.,

Transaction Details
Date of Purchase
02-25-2015


Purchase Price/Share
(per share / % of par)
$288
Total Commission,
Spread or Profit
2.44%


1.  Aggregate Principal Amount Purchased
(a+b)
260,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
242,400

b.  Other BlackRock Clients
17,600

2.  Aggregate Principal Amount of
Offering

13,194,445

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.01971

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X]  U.S. Registered Public Offering
  [Issuer must have 3 years of continuous operations]
[ ]  Eligible Rule 144A Offering
  [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ]  Eligible Foreign Offering
  [Issuer must have 3 years of continuous operations]
[ ]  Government Securities Offering
  [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Bharti Verma
Date:
02-27-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
02-27-2015

Global Syndicate Team Member